UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2013

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland	001-13777	11-3412575
(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103 Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

On November 29, 2013, Mr. Thomas J. Stirnweis, Vice President and Chief Financial Officer of Getty Realty Corp. (the “Company” or “Getty”) left the Company to pursue personal interests. Mr. Christopher J. Constant, currently Vice President, Director of Planning and Treasurer of Getty, succeeded Mr. Stirnweis as the Chief Financial Officer effective December 2, 2013. Mr. Constant joined the Company in November 2010 as the Director of Planning and Corporate Development. Prior to joining the Company, Mr. Constant spent more than 10 years in investment banking in New York.

The Company also announced that Eugene Shnayderman had joined the Company as its Controller and Chief Accounting Officer effective December 2, 2013. Mr. Shnayderman is a Certified Public Accountant and was a Senior Manager with Deloitte and Touche LLP in the New York office since 2006.

Mr. Stirnweis will serve the Company in an advisory capacity until March 31, 2014 pursuant to a severance agreement between Mr. Stirnweis and the Company (the “Severance Agreement”). Mr. Stirnweis will receive (a) $250,000, representing Mr. Stirnweis’ base salary on the last day of his employment with the Company, which will be paid to him in monthly installments over a period of the next 12 months, (b) $94,000, representing (1) a bonus related to Mr. Stirnweis’ compensation, (2) the current expected annual benefits payable to him under the Company’s Supplemental Retirement Plan, (3) the total expected contribution to be made on Mr. Stirnweis’ behalf by the Company under its Retirement and Profit Sharing Plan, and (4) his current automobile reimbursement, all of which are expected to be paid to him in January 2014, and (c) coverage for Mr. Stirnweis and his dependents under the Company’s medical and dental plans as further described in the Severance Agreement. With respect to the outstanding restricted stock units (“RSUs”) of the Company owned by Mr. Stirnweis, he will receive, (a) cash for the unvested RSUs that he owned as of his last day with the Company and (b) shares of the Company’s common stock in payment for the vested RSUs that he owned as of his last day with the Company, in each case as further described in the Severance Agreement. Mr. Stirnweis will receive approximately $100,000 for transition assistance to the Company over the next four months. In addition, the Company will pay to Mr. Stirnweis all of his unpaid wages, accrued unused vacation, holiday and sick pay as part of his final paycheck from the Company.

The full text of the Severance Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement and General Release between Getty Realty Corp. and Thomas J. Stirnweis dated November 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: December 2, 2013	By:	/s/ Joshua Dicker
Joshua Dicker
Senior Vice President, General Counsel and Secretary